Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-46422, 333-60268, 333-75496, 333-82702, 333-90770, 333-103151, 333-105542, 333-105545, 333-112709, 333-116907, 333-122715, 333-127207 and 333-151236) of Virage Logic Corporation of our report dated October 23, 2009 relating to the financial statements of Arc International Plc, which appears in the Current Report on Form 8-K/A of Virage Logic Corporation dated November 2, 2009.

/s/ PricewaterhouseCoopers LLP

Birmingham, UK

October 30, 2009